                                    EXHIBIT 1

                               DISTRIBUTION REPORT
                                       FOR
                    PUBLIC STEERS (R) SERIES 1998 HLT-1 TRUST

                                DISTRIBUTION DATE
                                OCTOBER 15, 1999

                         CLASS A CUSIP NUMBER 744593AK0
                         CLASS B CUSIP NUMBER 744593AL8


       (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Hilton Hotels Corporation Debentures due 2007 (the "Underlying Securities"):

                          Interest:                         $1,456,360.50
                          Principal:                                 0.00
                          Premium:                                   0.00

       (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                          Paid by the Trust:                       $0.00
                          Paid by the Depositor:               $1,000.00

       (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                    Class A:
                          Interest:                     $1,282,330.00
                          Principal:                            $0.00

                    Class B:
                          Interest:                       $174,030.50
                          Principal:                             0.00

                    Unpaid Interest Accrued:                     0.00

       (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                    Principal Amount:           $36,638,000
                    Interest Rate:                   7.195%
                    Rating:
                           Moody's Investor Service            Baa1
                           Standard & Poor's Rating Service    BBB

       (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                    Class A:
                    Principal Balance:                      $36,638,000
                    Class B:
                    Principal Balance                       $36,638,000

              Reduction due to any Realized Losses:           N/A